Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2005 relating to the financial statements of Lumera Corporation which appears in Microvision’s Inc.’s Annual Report on 10-K/A (Amendments No. 1 and No. 2 to Form 10-K) for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

December 15, 2005